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                                                                     EXHIBIT 7


                           TRANSWORLD HOME HEALTHCARE, INC.
                                  75 TERMINAL AVENUE
                               CLARK, NEW JERSEY 07066

                                                                January 10, 1997

Health Management, Inc.
1371-A Abbott Court
Buffalo Grove, Illinois 60089

Ladies and Gentlemen:

         Reference is made to (i) the Agreement and Plan of Merger, dated as of November 13, 1996, as amended by letter agreements, dated November 27, 1996, December 12, 1996 and December 23, 1996, among Transworld Home HealthCare, Inc. ("Transworld"), IMH Acquisition Corp., and Health Management, Inc. (the "Company") (as amended, the "Merger Agreement") and (ii) the Stock Purchase Agreement, dated as of November 13, 1996, as amended by letter agreements, dated November 27, 1996, December 12, 1996 and December 23, 1996, among Transworld and the Company (as amended, the "Stock Purchase Agreement").

         The parties hereto agree as follows:

         1. Section 7.3(i) of the Merger Agreement is hereby amended by changing the date "January 8, 1997" to "January 10, 1997."

         2. Section 8.1(c) of the Merger Agreement is hereby amended by changing the date "January 10, 1997" to "January 13, 1997," with the parties acknowledging that, unless such date is further extended by agreement of the parties, the condition to Transworld's obligation to close the Stock Purchase Agreement and the Merger Agreement set forth in Section 7.3(i) of the Merger Agreement shall be deemed to have been waived by Transworld with respect to such agreements if Transworld has not given notice of termination of such agreements on or prior to January 13, 1997.

         Except to the extent amended hereby, the Merger Agreement and the Stock Purchase Agreement shall remain in full force and effect and nothing herein shall affect, or be deemed to be a waiver of, the other terms and provisions of the Merger Agreement or the Stock Purchase Agreement, including without limitation the other termination provisions thereof.

         If this letter correctly sets forth our understanding with respect to the foregoing matters, kindly execute and return

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the enclosed copy of this letter to evidence our binding agreement.

                                  Very truly yours,

                                  TRANSWORLD HOME HEALTHCARE, INC.


                                  By /s/ Vincent J. Caruso
                                     ------------------------------------------
                                    Name:    Vincent J. Caruso
                                    Title:  Executive Vice President


                                  IMH ACQUISITION CORP.


                                  By /s/ Vincent J. Caruso
                                     ------------------------------------------
                                    Name:    Vincent J. Caruso
                                    Title:   Executive Vice President
                                              and Chief Administrative Officer


AGREED TO:

HEALTH MANAGEMENT, INC.


By /s/ W. James Nicol
   ---------------------------------
  Name:    W. James Nicol
  Title:  Chief Executive Officer
            and President